Exhibit 3.1

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

☒ Business Corporation (§ 1915)

  ☐ Nonprofit Corporation (§ 5915)

Name Address			Document will be returned to the name and address you enter to the left.
Ü
City	State	Zip Code

Fee: $70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is: Penseco Financial Services Corporation

2.       The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	Number and Street	City	State	Zip	County
	150 N. Washington Avenue	Scranton	PA	18503-1848	Lackawanna

(b)	Name of Commercial Registered Office Provider				County

c/o 3. The statute by or under which it was incorporated: PA Business Corporation Law of 1988, as amended.

4.      The date of its incorporation: 10/01/1997

5.      Check, and if appropriate complete, one of the following:

☒       The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐       The amendment shall be effective on:                      at

                                                                              Date                 Hour

DSCB:15-1915/5915–2

6.	Check one of the following:

☒	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☐	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7.	Check, and if appropriate, complete one of the following:

☐	The amendment adopted by the corporation, set forth in full, is as follows

☒	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:

☐	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

7th day of May, 2012.

Penseco Financial Services Corporation
Name of Corporation

/s/ Craig W. Best
Signature

President and Chief Executive Officer
Title

EXHIBIT A

TO THE ARTICLES OF AMENDMENT OF

PENSECO FINANCIAL SERVICES CORPORATION

1. A new Article ELEVENTH of the Articles of Incorporation of Penseco Financial Services Corporation shall be added, and shall read in its entirety as follows:

ELEVENTH: The shareholders of the Corporation shall not have the right to cumulative voting in the election of directors.